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                                                                   EXHIBIT 10.46


                            SECOND AMENDMENT TO LEASE


        THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into effective as of February 24, 1998, by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and CISCO SYSTEMS, INC., a California corporation ("Tenant").

                                    RECITALS

        A. Landlord and Tenant entered into that certain Lease dated May 20, 1993, as amended by that certain First Amendment to Lease dated May 19, 1994 (the "Lease"), pursuant to which Landlord leased to Tenant those certain buildings to be constructed on land located in San Jose, California, as more particularly described in the Lease and on Exhibit "A" attached hereto and incorporated herein by this reference ("Premises"). Any capitalized terms used but not defined in this Second Amendment which are defined in the Lease shall have the meaning ascribed in the Lease.

        B. Landlord and Tenant now desire to amend the terms of the Lease, as more particularly described in this Second Amendment.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

        1. Term. The Term of the Lease is hereby extended for an additional period of five (5) years and shall expire on February 24, 2003.

        2. Addresses for Notices.

        (a) The address for copies of all Notices to the Landlord set forth in
        Section 1.9 of the Lease is hereby deleted and replaced with the following:

        "Graham & James, LLP
        One Maritime Plaza, Suite 300
        San Francisco, CA  94111
        Attn:  Bruce W. Hyman, Esq."

        (b) The address for Notices to Tenant set forth in Section 1.9 of the Lease is hereby deleted and replaced with the following:

        "Tenant:             Cisco Systems, Inc.
                             170 West Tasman Drive
                             San Jose, CA  95134-1706
                             Attn:  Vice President Worldwide Real Estate



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                                        and Workplace Resources

        with a copy to:      Cisco Systems, Inc.
                             170 West Tasman Drive
                             San Jose, CA  95134-1706
                             Attn:  Treasurer

        and a copy to:       Brobeck, Phleger & Harrison
                             550 West C Street, Suite 1200
                             San Diego, CA  92101
                             Attn:  Ellen E. Jamason"

        3. Address for Rent Payments. The address for Rent Payments set forth in
Section 1.10 of the Lease is hereby deleted and replaced with the following:

        "Sumitomo Bank Leasing and Finance, Inc.
        277 Park Avenue
        New York, NY 10172
        Attn:  Chief Credit Officer"

        4. Definitions. Article 2 of the Lease is hereby amended as follows:

        (a) Security Deposit. The following defined term is hereby added to
        Article 2 of the Lease:

                "2.52(a) Security Deposit. "Security Deposit" shall have the meaning set forth in Section 5.8."

        5. Security Deposit. Article 5 of the Lease is hereby amended to add the following Section 5.8:

           "5.8  Security Deposit.

               (a) On or before 12:00 p.m. New York time on February 24, 1998, Tenant shall deliver to SBNYTC a security deposit payment (the "Security Deposit") in an amount equal to the Guaranteed Residual Value, which amount is approximately between eighty-six percent (86%) and eighty-seven percent (87%) of the Advances, not to exceed Fifty-Nine Million Nine Hundred Sixty-Seven Thousand Five Hundred Thirty-Eight and 1/100 Dollars ($59,967,538.01). Landlord shall notify Tenant of the amount of the Security Deposit payment due from Tenant. Tenant hereby grants to Landlord a security interest in the Security Deposit and Landlord may use and commingle the Security Deposit with other funds of Landlord.

               (b) From and after the date of the Security Deposit by Tenant, the Security Deposit shall earn interest at the one (1) month LIBOR Rate. Landlord shall pay such interest to Tenant on each Rent Payment Date thereafter by wire



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        transfer to such account as Tenant shall specify from time to time by written notice to Landlord; provided, however, that (i) Landlord shall not be required to pay such interest amount so long as any Base Rent is due but unpaid, and (ii) if the Base Rent due on any Rent Payment Date is not received by 12:00 p.m. New York time, any such interest payment on the Security Deposit shall not be due from Landlord to Tenant until the next Business Day. Any such interest payment that is not paid by Landlord when due shall bear interest at the federal funds rate for the first three (3) days of delinquency and thereafter at the Lease Rate.

               (c) The Security Deposit shall be held by Landlord as security for the payment of Base Rent and Additional Rent by Tenant pursuant to this Lease. If at any time during the Term any Base Rent or Additional Rent shall be overdue, then Landlord may at its election (but shall not be required to) appropriate and apply any portion of the Security Deposit to the payment of any such overdue Base Rent or Additional Rent. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord as provided herein, then Tenant shall immediately, after receipt of written demand by Landlord, pay to Landlord a sufficient sum in cash to restore the Security Deposit to the amount required hereunder.

               (d) In addition, the Security Deposit shall also be held by Landlord as security for the payment of any amount due Landlord under
        Section 17.4(b) or Section 19.1(a) or for the payment of the Purchase Price in the event Tenant exercises the Purchase Option pursuant to
        Section 19.1. At the end of the Term, any portion of the Security Deposit then held by Landlord and not applied as provided in Section 5.8(c) above or in the preceding sentence shall be returned to Tenant; provided, however, that Landlord and Tenant shall apply and set off the Security Deposit or any portion thereof against any amounts owed by Tenant to Landlord at the end of the Term (whether pursuant to Section 19.1, Section 19.2 or otherwise). Any and all portions of the Security Deposit not applied to amounts owed by Tenant to Landlord shall be returned to Tenant within ten (10) days after the end of the Term."

        6. Liability Insurance. Section 7.1 of the Lease is hereby amended by deleting the last three lines on page 20 and substituting the following:

        "than the following: (1) Two Million Dollars ($2,000,000.00) per person; and (2) One Million Dollars ($1,000,000.00) for property damage."

        7. All-Risk Insurance. Section 7.3 is hereby amended by deleting clauses
(b) and (c), and replacing them with the following:

        "(b) a policy or policies of difference in conditions insurance covering the Improvements, providing coverage against loss or damage by earthquake and flood as, under good insurance practice, from time to time are insured against



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        under earthquake coverage for properties of similar character, age and location in an amount or amounts not less than the lesser of (i) one hundred percent (100%) of the then actual replacement cost (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without an deduction for depreciation) or (ii) the amount of the Equity Funded Amount."

        8. Self Insurance. Article 7 is further amended by adding the following
Section 7.7:

        "The Tenant shall have the right to self-insure with respect to any of the insurance required under this Lease so long as (i) the Tenant is a publicly traded domestic corporation whose stock is traded on a nationally recognized exchange; (ii) the Tenant has not assigned this Lease; (iii) the Tenant maintains a Consolidated Tangible Net Worth of at least $1,000,000,000 according to its most recent audited financial statement; (iv) the Tenant has a senior unsecured credit rating of BBB or better from a nationally recognized rating agency; and (v) the Tenant governs and manages its self-insurance program in a manner consistent with programs managed by prudent businesses whose stock is publicly traded on nationally recognized exchanges. Upon request the Tenant shall supply the Landlord from time to time with evidence reasonably satisfactory to the Landlord of the Tenant's net worth and the satisfaction of the condition set forth above. If the Tenant elects to self-insure, the Tenant shall be responsible for losses or liabilities which would have been assumed by the insurance companies which would have issued the insurance required of the Tenant under the Lease. The Tenant will notify the Landlord in advance of any period for which it intends to self-insure and shall provide Landlord with satisfactory evidence that it complies with these requirements in order to give the Tenant an opportunity to confirm the satisfaction of the conditions set forth above. For so long as the Tenant self-insures, the tenant, for applicable periods, shall and does hereby indemnify and hold harmless the Landlord, its officers, directors, agents, employees and representatives from and against all costs, damages or expenses (including reasonable attorneys' fees) incurred or paid by the Tenant as a result of any claim customarily covered by a broad-form policy of commercial general liability insurance, including a contractual liability endorsement."

        9. Landlord's Right to Sell. Section 13.2 of the Lease is hereby amended by adding the following sentence:

        "In the event of any sale or other transfer by Landlord of its interest in this Lease, Landlord, concurrently with the effective date of the transfer, shall deliver the Security Deposit to the transferee, and shall give notice thereof to Tenant."

        10. Events of Major Default. Section 17.2(d) shall be amended to provide that Tenant shall not be in default so long as it is fully complying with the self-insurance provision of Section 7.7 above.



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        11. Failure to Replenish Under Pledge Agreement. Section 17.2(f) of the
Lease is hereby deleted in its entirety and replaced with the following:

        "(f) Failure to Replenish Under Pledge Agreement. Tenant's failure to replenish the collateral in `Collateral Accounts A and B' as defined in and under the Pledge Agreement (as defined in Section 13.1(b)) after notice and cure periods provided in the Pledge Agreement or to deliver the Security Deposit."

        12. Default Under other Facility. Section 17.2(g) is hereby modified to read as follows:

        "A payment default (after applicable notice and cure periods) under any credit facility of Tenant which equals or exceed Twenty Million Dollars ($20,000,000.00)."

        13. Interest Coverage Ratio and Minimum Tangible Net Worth. Section 17.2(h) of the Lease is hereby deleted and replaced with the following:

        "(h) Interest Coverage Ratio and Minimum Tangible Net Worth. The Earnings Before Interest and Taxes divided by Interest Expense (as such terms are defined in accordance with generally accepted accounting principles promulgated by the American Institute of Certified Public Accountants consistently applied and as in effect from time to time) falls below 6.00 times, then Tenant shall be required to maintain a Minimum Consolidated Tangible Net Worth, defined as the sum of (i) $2,800,000,000.00, and (ii) 25% of net income (without subtracting for losses) earned in each of Tenant's fiscal quarters during the Term, commencing with Tenant's fourth fiscal quarter for 1997."

        14. Landlord's Default. The following Section 17.9 shall be added:

           "In addition to Tenant's Rights set forth in Section 17.8 above, in the event of a default by Landlord under Section 20.5, Tenant shall have the right to cure such default on behalf of and at Landlord's expense, without prior notice to Landlord. In addition, in the event of any default by Landlord under Section 20.3, 20.4 or 20.5, Tenant shall have the right to exercise its Purchase Option pursuant to
           Section 19.1 hereof."

        15. Mandatory Purchase/Sale of Premises. The second to the last sentence of Section 19.2 of the Lease is hereby deleted and replaced with the following:

           "In the event of default, breach or violation by Tenant of any of Tenant's obligations under this Section 19.2, Tenant shall have no liability to Landlord or any other party in excess of an amount equal to the then-existing Guaranteed Residual Value less a credit equal to any of the Collateral or the



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           Security Deposit, as the case may be, which Sumitomo or any other Fee
           Mortgagee has used, applied, or otherwise come into possession of, and Landlord shall have no recourse, claim or counterclaim whatsoever against Tenant in excess of such amount on account of such default, breach or violation."

        16. Additional Covenants of Landlord. The following Sections 20.4 and
20.5 shall be deleted and the following substitution in place thereof:

           "20.4 Landlord Equity. Landlord covenants and agrees that during the Term of the Lease, Landlord shall maintain a residual equity capital investment so that Landlord will not be deemed to be a Special Purpose Entity.

           20.5 Default Under Authorized Loan. Landlord shall not, without Tenant's express prior written consent, default under any Authorized Loan, or any loan documents relating to such Authorized Loan, where such default does not arise from an Event of Major Default by Tenant under this Lease."

        17. Collateral. The following sentence is hereby added to Section 21.18 of the Lease:

           "Upon delivery of the Security Deposit by Tenant, the Collateral shall be released from the lien created by the Pledge Agreement to Tenant."

        18. Financial Reporting. The language beginning with the word "quarterly" in the fifth line of Section 21.24 of the Lease and ending with the word "Term" is hereby deleted and replaced with the following:

           "quarterly, within fifty (50) days after the end of each of Tenant's first three (3) fiscal quarters of the fiscal year during the Term"

        19. Annual Negotiations. Article 21 of the Lease is hereby amended to add the following Section 21.26:

        "21.26 Annual Negotiations. The parties acknowledge that Tenant's agreement to this Second Amendment on the terms and conditions contained herein is made in recognition of the current financial crises in the Japanese banking industry. Because market conditions involving the Japanese banking industry may improve with time, the parties hereby agree that, commencing on December 24, 1998 and each anniversary thereof, the parties shall review the economic terms of the Lease as hereby modified, to determine in good faith: (a) if the market conditions involving the Japanese banking industry have materially improved since the date of this Second Amendment, and if so, (b) the fair market Lease Rate, Lessor Contribution Rate and other economic terms of the Lease which should be made



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        available to Tenant under such improved market conditions. Tenant's acceptance of this Second Amendment is further conditioned on Landlord's agreement to thereafter amend the Lease without any restructuring fee or Tenant obligation to pay for any of Landlord's transaction costs or legal fees to reflect the fair market Lease Rate, Lessor Contribution Rate and other economic terms of the Lease under the improved market conditions for the Japanese banking industry."

        20. Tenant Deed of Trust. Concurrently with the effective date of this Second Amendment, Landlord shall execute, acknowledge and cause to be recorded in the official record a deed of trust in form acceptable to Tenant ("Tenant Deed of Trust"), which Tenant Deed of Trust shall secure Landlord's obligations under this Lease (i) to return the Security Deposit pursuant to the terms of this Lease and (ii) to convey the Premises to Tenant as required pursuant to
Article 19 hereof. The Tenant Deed of Trust shall be junior only to the Sumitomo Deed of Trust, and the SBLF Deed of Trust.

        21. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

        22. Existing Lease. Except to the extent specifically amended hereby, all terms and conditions of the Lease remain in full force and effect.

                        [Signatures begin on next page.]



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      IN WITNESS WHEREOF, Landlord and Tenant have executed this Second
Amendment effective as of the date and year first written above.

                                        "TENANT"

                                        CISCO SYSTEMS, INC., a California
                                        corporation



                                        By: ____________________________________
                                            Name:_______________________________
                                            Its:________________________________



                                        By: ____________________________________
                                            Name:_______________________________
                                            Its:________________________________


                      [Signatures continued on next page.]



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                                        "LANDLORD"

                                        SUMITOMO BANK LEASING AND FINANCE, INC.,
                                             a Delaware corporation



                                        By: ____________________________________
                                            Name:_______________________________
                                            Its:________________________________


                                        By: ____________________________________
                                            Name:_______________________________
                                            Its:________________________________



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                                   EXHIBIT "A"

                          Legal Description of Premises

                                [to be attached]